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

J. W. BROWN (1911-1995)                       BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS                                ATTORNEYS AND COUNSELORS AT LAW                  JOANN M. STRASSER
ROBERT S BROWN                                         3500 CAREW TOWER                          AARON A. VANDERLAAN
DONALD S. MENDELSOHN                                    441 VINE STREET                          LAWRENCE A. ZEINNER
LYNNE SKILKEN                                       CINCINNATI, OHIO 45202                       STEPHANIE M. MACK
AMY G. APPLEGATE                                   TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA                              TELECOPIER (513) 381-2125                           OF COUNSEL
MELANIE S. CORWIN                                                                                    GILBERT BETTMAN
                                                                                                       (1918 - 2000)

                                                                       February 28th, 2001

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AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 50 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                              Very truly yours,

                                                 /s/


                                              BROWN, CUMMINS & BROWN CO., L.P.A.